SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 20, 2002


                             INFINIUM SOFTWARE, INC.

             (Exact name of registrant as specified in its charter)


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

           MASSACHUSETTS                           0-27030                            04-2734036
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  (State or other jurisdiction of          (Commission File Number)       (IRS Employer Identification No.)
           incorporation)

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                    25 COMMUNICATIONS WAY, HYANNIS, MA 02601
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               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (508) 778-2000
                                       N/A
                    ----------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On December 20, 2002, Infinium Software, Inc. (the "Company"), a Massachusetts corporation, announced that its stockholders had approved the Agreement and Plan of Merger, dated as of October 28, 2002, by and among the Company, SSA Global Technologies, Inc. ("SSA"), a Delaware corporation and Samurai Merger Subsidiary, Inc. ("Samurai"), a Massachusetts corporation and wholly-owned subsidiary of SSA and the transactions contemplated by the merger agreement (the "Merger"). On December 20, 2002, the Merger was consummated. SSA's press release announcing these events is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
     (c)  Exhibits.

     See Exhibit Index attached hereto.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2002                 INFINIUM SOFTWARE, INC.

                                        By: /s/Kirk Isaacson
                                            ------------------------------------
                                        Name: Kirk Isaacson
                                        Title: President

                                  EXHIBIT INDEX



EXHIBIT NO.                           EXHIBIT DESCRIPTION
-----------                           -------------------


99.1      Press Release, issued on December 20, 2002, announcing that
          Infinium's stockholders had approved the Agreement and Plan of Merger, dated as of October 28, 2002, by and among the Company, SSA Global Technologies, Inc. ("SSA"), a Delaware corporation and Samurai Merger Subsidiary, Inc. ("Samurai"), a Massachusetts corporation and wholly-owned subsidiary of SSA, and the transactions contemplated thereby.

(LOGO SSA Global Technologies)

     SSA GLOBAL TECHNOLOGIES COMPLETES ACQUISITION OF INFINIUM SOFTWARE, INC.

CHICAGO, DECEMBER 20, 2002 - SSA Global Technologies, Inc.(TM) (SSA GT(TM)), a worldwide provider of enterprise solutions and services, today announced the completion of its acquisition of Infinium Software, Inc. (NASDAQ: INFM). SSA GT has acquired 100 percent ownership of Infinium as the result of a merger in which each outstanding share of Infinium's common stock has been converted into the right to receive $7.00 in cash. The acquisition was approved today by Infinium shareholders.

Infinium Software provides Web-integrated enterprise business applications optimized for the IBM eServer iSeries. The acquisition deepens SSA GT's reach into the process manufacturing space with strong financial and human resources/payroll applications while broadening capabilities into gaming, hospitality and healthcare industries.

Infinium Software adds approximately 1,800 customers to SSA GT's existing client base. These customers will benefit from SSA GT's global business reach and will reap additional benefits via e-business and extension products such as collaborative commerce, warehouse management and role-based portals.

The acquisition of Infinium continues SSA GT's growth strategy of acquiring high-value brands that offer incremental value to customers' existing enterprise systems. In April of this year, SSA GT acquired the supply chain, human resource and financial management product lines of interBiz, a division of Computer Associates International, Inc. (NYSE: CA).


ABOUT SSA GLOBAL TECHNOLOGIES
SSA Global Technologies, Inc. is a leading provider of enterprise solutions for manufacturing, consumer and services companies worldwide. SSA GT's enterprise resource planning (ERP) platforms easily integrate with strategic business applications to deliver e-business, business intelligence, customer relationship management (CRM) and supply chain management (SCM) solutions. Headquartered in Chicago, SSA GT has 121 worldwide offices serving more than 10,000 active customers that represent market-leading companies in over 90 countries. For additional information, visit the SSA GT web site at www.ssagt.com.

                                 ###
SSA Global Technologies and SSA GT are trademarks of SSA Global Technologies, Inc. All copyright, registration and trademarks for BPCS, PRMS, MAX International, KBM, MK, MANMAN, Warehouse BOSS, CAS, Masterpiece, Maxcim and interBiz are owned by SSA Global Technologies, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

FORWARD LOOKING STATEMENTS

These materials may contain "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any "forward-looking statements" in these materials are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Any statements that are not statements of historical fact (including without limitation statements to the effect that Infinium or its management "believes", "expects", "anticipates", "plans", "looks forward" and similar expressions) should be considered forward-looking statements. Important factors that could cause actual results to differ from those indicated by such forward-looking statements include uncertainties relating to the demand for products and service offerings, inability to recognize deferred services, maintenance, business expansion or increases in its revenues, profits or cash flows, seasonal variations in results, competitive conditions in the industry, changes in technology, stock price volatility, ability to attract and retain key personnel, general economic conditions and those other factors and uncertainties that are discussed under the caption "Factors Affecting Future Performance" in Infinium's most recent Annual Report to Stockholders, which is on file with the SEC.


For press inquiries, contact:

Maria Diecidue                              Peter Pedraza
SSA Global Technologies                     Edelman Public Relations
(312) 258-6000                              (312) 240-2764
diecidue@ssax.com                           peter.pedraza@edelman.com